SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[ X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                          GlobeTel Communications Corp.
                (Name of Registrant as Specified In Its Charter)
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                          GLOBETEL COMMUNICATIONS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 26, 2004

To the Stockholders of GlobeTel Communications Corp.:


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of GlobeTel Communications Corp., a Delaware corporation (the "Company"), will be held at Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on Thursday, August 26, 2004 at 6:00 p.m., E.S.T., for the following purposes:

1. To elect 7 individuals to serve as members of the Company's Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2005 and until their successors are duly elected and qualified;

2. To ratify the appointment of Dohan and Company, CPAs, PA as independent auditors of the Company for the fiscal year ending December 31, 2004; and


3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


         All stockholders are cordially invited to attend; however, only stockholders of record at the close of business on June 28, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


         The Board of Directors recommends that you vote FOR the Board's nominees to serve as directors and FOR Proposal 2.

                       By Order of the Board of Directors

                                            Timothy M. Huff
                                            Chief Executive Officer and Director


 July 22, 2004


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                          GLOBETEL COMMUNICATIONS CORP.
                           9050 Pines Blvd., Suite 110
                          Pembroke Pines, Florida 33024
                      ------------------------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 AUGUST 26, 2004
                      ------------------------------------

                                  INTRODUCTION


         The accompanying proxy is solicited by the Board of Directors of GlobeTel Communications Corp. (the "Company," "we", "us" and similar terms) to be voted at the Annual Meeting of Stockholders to be held at the Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004 on Thursday, August 26, 2004 at 6:00 p.m., E.S.T. (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.

         The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $25,000, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, mailgram, facsimile, telegraph, cable, email and personal interview. The Company intends to request banks and brokers holding shares of the Company's common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.


         A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the offices of the Company for a period of at least ten days preceding the Annual Meeting.

                          VOTING AT THE ANNUAL MEETING


         The shares entitled to vote at the Annual Meeting consist of shares of the Company's common stock (the "Common Stock"), with each share entitling the holder to one vote. At the close of business on June 28, 2004, the record date for the Annual Meeting, there were issued and outstanding 773,261,419 shares of the Company's common stock. This Proxy Statement and the accompanying form of proxy are first being sent to the stockholders on or about July 22, 2004.

         Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the nominees for director listed in this proxy statement; FOR ratification of the appointment of Dohan and Company, CPAs, PA; and FOR the approval of such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.


         A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company's common stock, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.


         The seven (7) nominees for director shall be elected as directors of the Company if they receive the affirmative vote of a majority of the shareholders of common stock present in person or represented by proxy at the Annual Meeting. The vote required for ratification of Dohan and Company, CPAs, PA as our independent auditors for the fiscal year ending December 31, 2004, is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval of such proposals, abstentions will be treated as shares of common stock voted against adoption of such proposals.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of common stock as of June 28, 2004, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned.

         Unless otherwise indicated, the address of each beneficial owner is 9050 Pines Blvd, Suite 110, Pembroke Pines, Florida
33024.




                                                Common Shares Beneficially Owned
Name of Beneficial Owner                        Number                Percentage


Przemyslaw L. Kostro, Chairman                  9,100,000               1.2%
Timothy M. Huff, CEO and Director              26,744,467               3.5%
Jerrold R. Hinton, PhD., Director              26,562,358(1)            3.4%
Mitchell A. Siegel, COO and Director           18,213,619               2.4%
Thomas Y. Jimenez, CFO                          9,517,634               1.2%
Vivian Manevich, Controller                     8,479,466               1.1%
Leigh Coleman, President and Director             500,000               0.0%
Michael Molen, Director Nominee                     0
Kyle McMahan, Director Nominee                      0
All executive officers and directors of the
 Company as a group (seven persons,
                     excluding nominees)       99,117,544               12.7%



(1) The shares owned beneficially by Jerrold R. Hinton also include 50,000 shares owned of record by Higher Ground, a corporation controlled by Mr. Hinton, which may be deemed beneficially owned by Mr. Hinton.

                                   Proposal 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Seven directors will be elected at the Annual Meeting. The nominees for director, if elected, will serve until the annual meeting of stockholders to be held in 2005 and until his successor is duly elected and qualified. Our Bylaws currently authorize a Board consisting of not less than one or more than thirteen persons, and our Board currently provides for seven directors. These provisions, together with provisions of our articles of incorporation and by-laws, allow the Board to fill vacancies or increase its size, and may deter or hinder a shareholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board.

         All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named nominees. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. Vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The following persons have been nominated for election to the Board of
Directors:

Name                                Age                    Current Position

Przemyslaw L. Kostro                42                     Chairman

Timothy M. Huff                     38                     Chief Executive
                                                             Officer & Director

Jerrold R. Hinton, PhD              62                     Director

Leigh A. Coleman                    55                     President & Director

Mitchell A. Siegel                  57                     Chief Operating
                                                             Officer & Director

Michael Molen                       47                     Director Nominee

Kyle McMahan                        46                     Director Nominee


Business Experience


        Przemyslaw L. Kostro was first elected to the Board of Directors in November 2001. From November 2001 to April 2002, Mr. Kostro also served as the chief executive officer of the Company before relinquishing the position to the current chief executive officer. Over the past five years, Mr. Kostro has been engaged in international business, and has been providing professional and consulting services to several public and private entities. He also currently serves as chairman of Wafao S.A., a Polish company and director of Caterham Financial Management, a Malaysian company. Since November 2003, Mr. Kostro has also been serving as a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company and 71% owned subsidiary of the Company as of June 30, 2004.



        Timothy M. Huff has served as chief executive officer and as a member of the Board of Directors since 2002. From 1999 through 2001 Mr. Huff served as president of Vista Net LLC, a VOIP carrier. Mr. Huff has over eighteen years experience in international telecom business that included working with Sprint and MCI International, where he was involved in the construction of MCI's first international gateways. Since November 2003, Mr. Huff has also been serving as a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company and 71% owned subsidiary of the Company as of June 30, 2004.

        Leigh Coleman has served as president of the Company since November 2003. Mr. Coleman also serves as Managing Director of Global Asia Pacific Pty Ltd., an Australian company located in Melbourne Australia and has held that position since July 2003. He was Managing Director of Tennyson Networks Limited, a manufacturer of Smart Office Exchange, from 2001 to 2003 and served as Asian Pacific director for Nobel Systems, an Atlanta-based call center and customer contact company. From 1998 through 2000, Mr. Coleman was CEO of a private company, Fusion International Software, a software consulting company. From 1989 to 1993, Mr. Coleman was CEO of Verisol USA, Inc., a subsidiary of the international firm, Blydenstein Willink, NV, where he also served as Executive Director. Since November 2003, Mr. Coleman has also been serving as CEO and a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company, and is 71% owned by GlobeTel as of June 30, 2004. Mr. Coleman holds a Masters in Business Administration degree, and has lectured on Strategic Management at Curtin University in Australia.

        Jerrold R. Hinton, PhD., has served on the Board of Directors since March 1995. He had previously served as the Company's chief executive officer from 1995 to 2001. He also served as the Company's president from March 2002 through December 2003. Dr. Hinton, a graduate of Florida State University, holds Bachelors, Masters and Doctorate degrees in management, engineering and real estate. From 1992 to early 1995, prior to joining the Company, Dr. Hinton served as an officer of United Biomedical, Inc., a private company.


        Mitchell A. Siegel has served as chief operating officer and as a member of the Board of Directors since May 2002. From 1996 through May 2002, he served as a consultant to the Company and was instrumental in defining the Company's role as a licensed telecommunications company. Mr. Siegel graduated from American University, holding a Bachelors Degree in Business Administration and has completed Masters Degree courses in finance at C.C.N.Y - Bernard Baruch School of Finance.

        Michael Molen has been nominated to serve on our Board of Directors. Since 1995 he has served in various capacities for Sanswire Technologies, Inc., including chairman, chief executive officer and director. He currently serves as chief executive officer of Sanswire Technologies, Inc. He has been nominated to serve on the Company's Board of Directors in accordance with the terms of the Company's asset purchase agreement with Sanswire Technologies, Inc.

        Kyle McMahan has been nominated to serve on our Board of Directors. From 1989 to 2003, Mr. McMahan served as chief executive officer of Southern Mortgage Reporting, Inc., a credit reporting agency. From April 2001 through September 2003 he served as chairman of INFO 1 Co., Inc., a company that organized, planned and financed the startup of new businesses in the credit reporting industry. Mr. McMahan has served as a board member of The Mortgage Bankers Association of Georgia and The National Credit Reporting Association. He has been nominated to serve on the Company's Board of Directors in accordance with the terms of the Company's asset purchase agreement with Sanswire Technologies, Inc.

Information Concerning the Board of Directors


         During the year ended December 31, 2003, the Company's Board of Directors held two (2) meetings. Each member of the Board participated in each action of the Board. None of the members of the Company's Board of Directors qualifies as being "independent."


COMMITTEES OF THE BOARD OF DIRECTORS


         The Company did not have a formal audit committee during year ended December 31, 2003. The Board of Directors, acting as an audit committee, met two
(2) times during year ended December 31, 2003 to review the professional services provided by the Company's independent auditors, the independence of its auditors from management, the Company's annual financial statements and its system of internal accounting controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Messrs. Kostro, Huff, Siegel, Hinton and Coleman qualify as "financial experts" as defined by the SEC. The Company has not adopted a formal audit committee charter.

     The Company did not have a formal compensation committee during fiscal year ended December 31, 2003. The Board of Directors, acting as a compensation committee, met two (2) times during the year ended December 31, 2003 to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, award of stock options and reimbursement of certain business related costs and expenses. The Company has not adopted a formal compensation committee charter.

         The Company does not have a nominating committee. The Board of Directors, acting as a nominating committee, met two (2) times during year ended December 31, 2003, to recommend candidates who will be nominated as management's slate of directors at the annual meeting of stockholders. The Company has not adopted a formal nominating committee charter.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended December 31, 2003, by certain of the Company's directors, officers, or stockholders beneficially owning more than 10% of any class of equity securities of the Company, there were no failures to file any necessary forms under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.


EXECUTIVE COMPENSATION


         The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company during the last fiscal year by our chief executive officer and each executive officer whose aggregate annual compensation exceeded $100,000 and who were executive officers of the Company at December 31, 2003 (all of the individuals named in the following table are collectively defined as the "Named Executive Officers"). The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and has not granted any stock appreciation rights as of this date. The Company has granted stock options. See "Option Grants and Holdings" and "Employee Benefit Plan."



                           SUMMARY COMPENSATION TABLE

                                                                                  Securities                All
Name and                                             Other Annual    Restricted   Underlying     LTIP       Other
Principal Position       Year    Salary     Bonus    Compensation    Stock Award  Options/SAR    Payouts    Comp.
-----------------------------------------------------------------------------------------------------------------
                                     ($)      ($)        ($)             ($)         (#)          ($)        ($)


Timothy M. Huff          2003    175,000*(1)    0          0               0           0            0          0

CEO
Timothy M. Huff          2002    150,000*       0          0               0           0            0          0
CEO
Jerrold R. Hinton        2003    100,000*       0          0               0           0            0          0
President
Jerrold R. Hinton        2002    100,000*       0          0               0           0            0          0
President
Mitchell A. Siegel       2003    150,000*       0          0               0           0            0          0
COO
Mitchell A. Siegel       2002     25,000*       0          0               0           0            0          0
COO

Thomas Y. Jimenez        2003    150,000*(1)    0          0               0           0            0          0

CFO
Thomas Y. Jimenez        2002    125,000*       0          0               0           0            0          0
CFO

* In September 2003, the Board of Directors authorized the issuance of stock options totaling 47,751,200 shares to the officers of the Company in return for the forgiveness of $683,168 in accrued salaries and $33,100 in other accrued expenses through December 31, 2002. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. In December 2003, the board of directors authorized the issuance of stock options totaling 16,333,333 shares to the officers of the Company in return for the forgiveness of $245,000 in accrued salaries through December 31, 2003. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. On January 8, 2004, the officers exercised their rights to convert the stock options into common stock at $.015 and as a result, the Company issued 64,084,533 shares of common stock in January 2004, in accordance with the stock option agreements.

(1) The salary for Mr. Huff and Mr. Jimenez includes stock grants paid in lieu of cash. Mr. Huff received 7,500,000 shares in return for the forgiveness of $112,500 in accrued salaries and Mr. Jimenez received 1,166,667 shares in return for the forgiveness of $17,500 in accrued salaries.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE


         The following table provides certain summary information concerning stock options held as of December 31, 2003, by Named Executive Officers. The value of unexercised in-the-money options at December 31, 2003, is based on the value of our common shares on December 31, 2003 ($.03 per share). All options have been exercised as of January 8, 2004.


                               Number of Securities Underlying                 Value of Unexercised in-the-money
         Name              Unexercised Options at December 31, 2003              Options at December 31, 2003
        -------          ---------------------------------------------     ------------------------------------------

                            EXERCISABLE     UNEXERCISABLE                  EXERCISABLE        UNEXERCISABLE
                            -----------     -------------                  -----------        -------------


Timothy M. Huff              8,944,467                  0                      $268,334                 0
Jerrold R. Hinton           26,473,334                  0                      $794,200                 0
Mitchell A. Siegel          12,777,800                  0                      $383,334                 0
Thomas Y. Jimenez            8,611,134                  0                      $258,334                 0


                             OPTION GRANTS IN LAST
                                   FISCAL YEAR

     The following table sets forth information regarding the grant of stock options to the Named Executive Officers during the year ended December 31, 2003. All options reflected below were subsequently exercised.

              # of Securities % of Total Options
                   Underlying Granted to Employees
Name                  Options Last Fiscal Year    Exercise Price Expiration Date
------------------ ---------- ------------------ --------------- ---------- ----

Timothy M. Huff     8,944,467      13.96%        $.015                12/31/2006
Jerrold R. Hinton  26,473,334      41.31%        $.015                12/31/2006
Mitchell A. Siegel 12,777,800      19.94%        $.015                12/31/2006
Thomas Y. Jimenez   7,444,467      11.62%        $.015                12/31/2006


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table provides information as of December 31, 2003 about the Company's common stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company's existing equity compensation plans.

--------------------------------------------------------------------------------------------------------------------
                                         Number of securities Weighted-average exercise    Number of securities
                                           to be issued upon     price of outstanding      remaining available
                                              exercise of              options             for future issuance
 Plan Category                            outstanding options                                 under equity
---------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by            None                           -                  None
security holders
---------------------------------------------------------------------------------------------------------------
Equity compensation plans not

approved by security holders                  64,084,533*                    $.015                 None

---------------------------------------------------------------------------------------------------------------
Total                                                                                              None
---------------------------------------------------------------------------------------------------------------


* In September 2003, the Board of Directors authorized the issuance of stock options totaling 47,751,200 shares to the officers of the Company in return for the forgiveness of $683,168 in accrued salaries and $33,100 in other accrued expenses through December 31, 2002. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. In December 2003, the Board of Directors authorized the issuance of stock options totaling 16,333,333 shares to the officers of the Company in return for the forgiveness of $245,000 in accrued salaries through December 31, 2003. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. On January 8, 2004, the officers exercised their rights to convert the stock options into common stock at $.015 and as a result, the Company issued 64,084,533 shares of common stock in January 2004, in accordance with the stock option agreements.


EXECUTIVE EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS

        Effective January 1, 2002, the Company entered into three-year employment agreements with its key management. For the year 2002, the agreements provide for annual compensation of $150,000 for its Chief Executive Officer
(CEO), $125,000 each for its Chief Financial Officer (CFO) and Chief Operating Officer (COO) and $75,000 each for its Chief Administrative Officer (CAO) and Vice President of Network Operations. In addition to the base compensation, the employment agreements provide for payment of bonuses that at a minimum equal the executives' base compensation. As of December 31, 2002, the executives all agreed not to receive bonuses they were entitled to as per their respective employment agreement. In 2003, the base compensation increased to $175,000 for its CEO, $150,000 each for its CFO and COO, $90,000 each for its CAO and VP of Network Operations. In 2004, the base compensation increases to $200,000 for its CEO, $175,000 each for its CFO and COO, $120,000 for its CAO and $110,000 for its Vice President of Network Operations. Bonuses for each year will also be equal to the base salaries as a minimum, unless otherwise agreed to by the executives.

        From October 1, 1996 through December 31, 2003, the Company had an employment agreement with its President, Jerrold Hinton, wherein the Company agreed to pay compensation of $100,000 annually. In September 2003, Dr. Hinton resigned effective December 31, 2003 but remained as a member of the board of directors of the Company.

        Pursuant to the above employment agreements, the Company recorded accrued officers' salaries totaling $519,168 as of December 31, 2002.

        In September 2003, the officers agreed to forego their accrued salaries in exchange for stock options at $.015 per share or 50% of the market price as of the exercise date. The officers subsequently exercised their stock options in January 2004.


        As of December 31, 2003, the Company recorded accrued officers' salaries totaling $245,000, which the officers again agreed to forego their accrued salaries in exchange for stock options at $.015 per share or 50% of the market price as of the exercise date. The officers subsequently exercised their stock options in January 2004.


DIRECTOR COMPENSATION

         Directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In January 2003, the Company received a $50,000 loan from Charterhouse Consultancy Services, a Malaysian company and holder of shares of the Company' stock. This loan payable, as well as the previous balance of $311,960, is unsecured, non-interest bearing and provided for no formal repayment terms.

RELATED PARTY PAYABLES


As of December 31, 2003 and 2002, related party payables are as follows:

                                                                       2003                    2002
                                                                       ----                    ----


         GVoIP, a corporation owned by Timothy Huff,
            then a consultant to the Company                      $      -                 $   24,990
         Jerrold R. Hinton, President & Director                         -                     33,100
         Mitchell A. Siegel, COO & Director                               57,500               57,500
         IPW, an Australian company, then in the
            process of being acquired by the Company                         -                 18,491
                                                                     -----------           ----------

         Related party payables total                                $    57,500           $  134,081
                                                                     ===========           ==========

         The December 31, 2003 balance represents a short-term loan by Mr. Siegel, due on demand.

         As of December 31, 2002, the Company was obligated under a convertible promissory note payable to Gerard Harriman a stockholder and former director of the Company for $55,000, principally representing advances to the Company. In fiscal 2003, the Company issued 4,000,000 shares in complete settlement of the balance due.


Approval of Proposal 1

         The seven nominees for director that receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting shall be elected as directors of the Company.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE DIRECTOR NOMINEES.

11


                          COMPENSATION COMMITTEE REPORT

         The report of the Compensation Committee of the Board with respect to compensation in the six month transition period ended December 31, 2003 is as follows:

COMPENSATION PHILOSOPHY

         The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance.

COMPONENTS OF COMPENSATION

         The principal components of executive officer compensation are generally as follows:

o BASE SALARY. With respect to the Company's executive officers, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements".

o STOCK OPTIONS AND GRANTS. Stock option grants and other stock-based awards, which are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162 (m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162 (m).

                                               Board Of Directors
                                               Sitting as Compensation Committee

                             AUDIT COMMITTEE REPORT

         The Board of Directors, acting as the Audit Committee oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee discussed with Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Company's independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence.


         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.



                                                  Board of Directors
                                                  Sitting as an Audit Committee

                                   Proposal 2

                      PROPOSAL TO RATIFY THE APPOINTMENT OF

       DOHAN AND COMPANY, CPAS, PA AS INDEPENDENT AUDITORS OF THE COMPANY

                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004


         At the Annual Meeting, stockholders will be requested to ratify the Board of Directors' engagement of Dohan and Company, CPAs, PA for the fiscal year ending December 31, 2004.


Fees to Auditors


         Audit Fees: The aggregate fees, including expenses, billed by Dohan and Company, CPAs, PA in connection with the audit of the Company's consolidated financial statements for the most recent fiscal year and for the review of the Company's financial information included in its Transition Report on Form 10-KSB and its quarterly reports on Form 10-KSB during the year ended December 31, 2003 and year ended December 31, 2002 was $67,322 and $66,284, respectively.

         Audit Related Fees: The aggregate fees, including expenses, billed by Dohan and Company, CPAs, PA for services reasonably related to the audit for the year ended December 31, 2003, and year ended December 31, 2002, were approximately $60,000 and $58,000, respectively.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Dohan and Company, CPAs, PA during year ended December 31, 2003 and year ended December 31, 2002 were approximately $7,322_ and $8,284, respectively. These non-audit fees relate to corporate compliance and SEC compliance services performed for the Company.


General


         It is not expected that representatives of Dohan and Company, CPAs, PA will be present at the Annual Meeting. Although the Board of Directors of the Company is submitting the appointment of Dohan and Company, CPAs, PA for shareholder ratification it reserves the right to change the selection of Dohan and Company, CPAs, PA as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after shareholder ratification. If the appointment is not ratified, our Board will consider whether it should select other independent auditors.


Approval of Proposal 2

         The approval of Proposal 2 by the stockholders requires that the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF

       DOHAN AND COMPANY, CPAS, PA AS INDEPENDENT AUDITORS OF THE COMPANY

                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

                    INTEREST OF CERTAIN PERSONS IN OPPOSITION
                           TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2005 must be received by the Company no later than November 30, 2004, in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-KSB (without exhibits), for the year ended December 31, 2003 and the Company's Quarterly Report on Form 10-QSB (without exhibits), including unaudited consolidated financial statements as at and for the three months ended March 31, 2004, accompany this proxy statement. The exhibits are available without charge to stockholders upon request to Chief Financial Officer, GlobeTel Communications Corp., 9050 Pines Road, Suite 110, Pembroke Pines, Florida 33024.

                                            Timothy M. Huff
                                            Chief Executive Officer and Director



13
























                          GLOBETEL COMMUNICATIONS CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 26, 2004

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

         The undersigned hereby appoints Thomas Y. Jimenez as proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on June 28, 2004, at the Annual Meeting of Stockholders to be held at the Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on Thursday, August 26, 2004 at 6:00 p.m., EST., and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.      Election of Directors

Nominees:    Przemyslaw L. Kostro;  Timothy M. Huff; Jerrold R. Hinton,  PhD;
             Leigh A. Coleman;  Mitchell A. Siegel;  Michael Molen; Kyle McMahan

[  ] FOR all nominees [  ] WITHHOLD AUTHORITY [  ] FOR all nominees,except as noted below:

                                                   Nominee exception(s)


2. Proposal to ratify the Company's appointment of Dohan and Company, CPAs, PA as independent auditors of the Company for the fiscal year ending December 31, 2004.

[  ] FOR              [  ] AGAINST             [  ] ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED:                                      _________________________________
                                                     (Signature)

                                            ---------------------------------
                                                (Signature if jointly held)

                                            ---------------------------------
                                                   (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.